EXHIBIT 99.1

Premier Exhibitions Reports Fourth Quarter 2010 Results

GAAP loss per diluted share narrows

GAAP Net Loss of $11.5 million verse $8.2 million in the prior quarter

Adjusted EBITDA loss improves by $2 million

Cash Provided by Operations improves by 13%

ATLANTA, May 12, 2010 (GLOBE NEWSWIRE) -- Premier Exhibitions, Inc. (Nasdaq:PRXI), a premier developer of touring museum-quality exhibits, today announced financial results for the fourth quarter and full fiscal year ended February 28, 2010.

Highlights for the fourth quarter of fiscal 2010 versus the prior year period included:

  Total revenue increased $0.2 million to $10.3 million despite fewer shows on tour indicating improved fourth quarter productivity.
  Gross profit remained flat at $2.8 million.
  General and Administrative expenses decreased 41% to $5.2 million driven primarily by lower compensation expense and savings related to legal and professional fees.
  GAAP loss per diluted share narrowed to ($0.25) from ($0.28) a year ago. During the period the GAAP net loss was ($11.5) million including ($7.5) million in charges representing one of the last of the legacy issues. The charges included $4.4 million for the restructuring of a ten year lease at the Luxor Resort and Casino in Las Vegas, NV and a $3.1 million tax expense incurred related to the GAAP valuation of the Company's Net Operating Loss carry-forward.
  Adjusted EBITDA, a non-GAAP measure (1), improved by $2 million to a loss of ($2.2) million. (1) Reconciled GAAP and non-GAAP financial measures are provided in the tables below.
  Cash provided by operations improved 13% to $3.5 million.
  On February 28, 2010, total cash and investments were $13.6 million. The Company currently has approximately $13.9 million in cash and marketable securities on hand and no debt.
  Total days of operation decreased 10% to 1,412 for the period, primarily reflecting management's decision to eliminate the Star Trek Exhibition and one Dialog in the Dark Exhibition in fiscal 2010.
  Average daily attendance decreased 22% to 590, as total attendance for the period decreased 30% to 833,150. These results were in line with reduced days of operation.

Chris Davino, Premier Exhibition's Chief Executive Officer, stated, "Our strategic and financial turnaround is well underway as evidenced by increased revenue on fewer operating days, a significant improvement in our adjusted EBITDA loss, and increasing cash balances. Although we would have liked to see better GAAP performance for the period, we understand the need to incur these non-cash charges and take another step toward resolving legacy issues." Davino continued, "Looking forward, we are cautiously optimistic about fiscal 2011 as we invest in new content and transform our business model to one that stresses profitability. As part of that effort, we believe Premier Exhibitions is ideally positioned for new market opportunities that complement our exhibition business, and we look forward to updating our growing shareholder base on developments throughout the year."

John Stone, Premier's Chief Financial Officer, said, "Adjusted EBITDA is the measure that we believe best reflects the underlying operating health of our business and we were pleased to see improvement in the fourth quarter. Simply put, we believe continued progress on this line item will be a key determinant of our equity value going forward. To that point, as we shift our model to one that's more bottom-line oriented, we will continue to be prudent with our capital and evaluate more efficient ways to capture the public's imagination, increase attendance at our exhibitions, and maximize profit we derive from each visitor."

4Q10 Conference Call Information

Company management will host its fourth quarter fiscal 2010 conference call on May 13, 2010 at 9:00 a.m. (EDT). Interested parties can access the call by dialing 1 (877) 723-9523 in the U.S. and 1 (719) 325-4879 internationally. Callers should reference confirmation code 4134557. A transcript of the conference call will be made available on the Company's website: www.prxi.com.

(1) Adjusted EBITDA

See Table 4 below for reconciliations of Adjusted EBITDA to GAAP Net income (loss).

This press release contains certain financial measures that are not prepared in accordance with GAAP (generally accepted accounting principles in the U.S.). Such financial measures are referred to herein as "non-GAAP" and are presented in this press release in accordance with Regulation G as promulgated by the Securities and Exchange Commission. A reconciliation of each such non-GAAP measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes each such non-GAAP financial measure provides useful information to investors, is provided below.

Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets, impairment of intangible assets and goodwill, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. The Company believes that information about Adjusted EBITDA assists investors by allowing them to evaluate changes in the operating results of the Company's portfolio of businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation on the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in the Company's business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies. Therefore, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

About Premier Exhibitions

Premier Exhibitions, Inc. (Nasdaq:PRXI) develops and tours museum quality exhibitions. Presently the Company operates and/or presents and promotes three different types of exhibitions:

  "Titanic: The Artifact Exhibition," and "Titanic Aquatic;"

  "Bodies…The Exhibition," and "Bodies Revealed;"

  "Dialog in the Dark."

Additional information about Premier Exhibitions is available at www.prxi.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.

In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "intend," "expect," "will," "anticipate," "estimate" or "continue" or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions' most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Premier Exhibitions does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

		Table 1
Premier Exhibitions, Inc.
Consolidated Balance Sheets
(in thousands, except share data)

	February 28,
		Audited
	2010	2009
ASSETS

Current assets:
Cash and cash equivalents	$ 10,339	$ 4,685
Certificates of deposit and other investments	3,308	1,277
Accounts receivable, net of allowance for doubtful accounts of $697 and $1,193, respectively	2,613	5,071
Merchandise inventory, net of reserve of $281 and $143, respectively	845	431
Income taxes receivable	3,161	3,806
Deferred income taxes	--	1,408
Prepaid expenses and other current assets	1,866	4,686
Total current assets	22,132	21,364

Artifacts owned, at cost	3,048	3,081
Salvor's lien	1	1
Property and equipment, net of accumulated depreciation of $11,453 and $7,503, respectively	13,545	15,706
Exhibition licenses, net of accumulated amortization of $4,979 and $4,646, respectively	3,269	7,225
Goodwill, net	--	2,567
Deferred income taxes	927	2,685
Other assets	829	1,146
	$ 43,751	$ 53,775

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	5,518	11,712
Deferred revenue	1,705	2,340
Total current liabilities	7,223	14,052

Long-Term liabilities:
Lease abandonment	3,666	--
Income taxes payable	1,214	1,166
Total long-term liabilities	4,880	1,166

Shareholders' equity:
Common stock; $.0001 par value; authorized 65,000,000 shares; issued 47,804,742 and 31,547,897 shares, respectively; outstanding 46,738,293 and 30,481,448 shares, respectively	5	3
Additional paid-in capital	57,759	44,691
(Accumulated deficit) retained earnings	(18,613)	1,384
Accumulated other comprehensive loss	(313)	(331)
Less treasury stock, at cost; 1,066,449 shares	(7,190)	(7,190)
Total shareholders' equity	31,648	38,557
	$ 43,751	$ 53,775

Table 2
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
				Audited
	February 28,	February 28,	February 28,	February 28,
	2010	2009	2010	2009
	4Q10	4Q09	FY10	FY09
Revenue:
Exhibition revenues	$ 9,482	$ 9,549	$ 39,784	$ 46,722
Merchandise and other	867	555	3,644	7,171
Total revenue	10,349	10,104	43,428	53,893

Cost of revenue:
Exhibition costs	7,181	7,260	22,842	28,406
Cost of merchandise	423	87	1,228	2,835
Total cost of revenue (exclusive of depreciation and amortization shown separately below)	7,604	7,347	24,070	31,241

Gross profit	2,745	2,757	19,358	22,652

Operating expenses:
General and administrative	5,181	8,763	24,636	27,926
Net (gain) loss on disposal of assets	(34)	941	(54)	2,132
Lease abandonment	4,351	--	4,351	--
Impairment of intangibles and goodwill	--	2,849	4,512	1,663
Depreciation and amortization	1,655	1,250	6,012	4,941
Total operating expenses	11,154	13,803	39,457	36,662

Loss from operations	(8,409)	(11,046)	(20,099)	(14,010)

Other (expense) income	5	(117)	(250)	182

Loss before benefit from income taxes	(8,404)	(11,163)	(20,349)	(13,828)

Provision (benefit) from income taxes	3,106	(2,956)	352	3,806

Net loss	$ (11,510)	$ (8,207)	$ (19,997)	$ (10,022)

Basic and diluted loss per common share	$ (0.25)	$ (0.28)	$ (0.54)	$ (0.34)

Shares used in basic and diluted per share calculations	46,691,549	29,333,332	36,841,296	29,213,768

Table 3
Premier Exhibitions, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended		Twelve Months Ended
	February 28,		February 28,
				Audited
	2010	2009	2010	2009
Cash flows from operating activities:
Net loss	$ (11,510)	$ (8,207)	$ (19,997)	$ (10,022)
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	1,656	1,154	6,013	4,850
Stock based compensation	(17)	1,828	451	1,428
Allowance for doubtful accounts	92	339	(496)	815
Lease abandonment	4,351	--	4,351	--
Impairment of intangibles	--	1,663	4,512	1,663
Excess tax benefit on the exercise of employee stock options	(61)	110	(61)	140
Net (gain) loss on disposal of assets	(54)	2,132	(54)	2,132
Common stock issued for settlement of lawsuit	--	--	50	--
Common stock issued for accrued interest	--	--	247	--
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	401	1,825	3,000	(2,281)
Decrease (ncrease) in merchandise inventories	(96)	458	(414)	(899)
(Increase) decrease in deferred income taxes	3,237	(1,571)	3,273	(1,693)
Decrease (increase) in prepaid expenses and other assets	1,550	(318)	3,076	337
Decrease (increase) in income tax receivable	3,549	(520)	645	(3,791)
Decrease (Increase) in deferred revenue	(236)	700	(635)	1,385
Decrease (increase) in accounts payable and accrued liabilities	572	3,748	(6,826)	7,686
Total adjustments	14,944	11,548	17,132	11,772
Net cash provided by operating activities	3,434	3,341	(2,865)	1,750

Cash flows used by investing activities:
Proceeds from Carpathia receivable	--	--	--	2,500
Purchases of property and equipment	(304)	(2,638)	(1,790)	(11,612)
Purchase of exhibition licenses	--	22	--	(1,886)
Acquisition, net of cash received	--	--	--	(2,101)
Net increase in marketable securities	2,023	(4)	--	(222)
Purchase of certificates of deposit	(2,031)	--	(2,031)	--
Proceeds from disposal of assets	--	400	--	400
Note receivable	--	(625)	--	(625)
Net cash used by investing activities	(312)	(2,845)	(3,821)	(13,546)

Cash flows from financing activities:
Proceeds from convertible notes	--	--	12,000	--
Proceeds from revolving line of credit	--	5,864	--	9,833
Payments on revolving line of credit	--	(6,291)	--	(9,833)
Excess tax benefit on the exercise of employee stock options	61	(110)	61	(140)
Proceeds from option and warrant exercises	--	27	261	256
Net cash provided from financing activities	61	(510)	12,322	116

Effects of exchange rate changes on cash and cash equivalents	(4)	(10)	18	(61)
Net increase (decrease) in cash and cash equivalents	3,178	(24)	5,654	(11,741)
Cash and cash equivalents at beginning of period	7,161	4,709	4,685	16,426
Cash and cash equivalents at end of period	$ 10,339	$ 4,685	$ 10,339	$ 4,685

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$ 49	$ --	$ 49	$ --
Cash paid during the period for taxes	$ 138	$ 1,529	$ 138	$ 1,529

Supplement disclosure of non-cash operating activities:
Non-cash withholding taxes receivable	$ --	$ 2,189	$ --	$ 2,189
Non-cash withholding taxes payable	$ --	$ (2,189)	$ --	$ (2,189)
Uncertain tax provision	$ 1,214	$ 1,166	$ 1,214	$ 1,166

Supplemental disclosure of non-cash investing and financing activities:
Cashless exercise of stock options	$ --	$ --	$ 14	$ --
Note receivable	$ (0)	$ (625)	$ (0)	$ (625)
Conversion of convertible notes to common stock	$ 12,000	$ --	$ 12,000	$ --

Table 4
Adjusted EBITDA
(In thousands)

	Three Months Ended
	February 28,	February 28,	November 30,
	2010	2009	2009
	4Q10	4Q09	3Q10

Net loss	$ (11,510)	$ (8,207)	$ (2,170)
(Benefit) provision from income taxes	3,106	(2,956)	(1,305)
Other expenses	(5)	117	46
Gain on disposal	(34)	941	(21)
Impairment of intangibles and goodwill	--	2,849	--
Lease abandonment	4,351	--	--
Depreciation & Amortization	1,655	1,250	1,412
Litigation Expense	222	--	--
Stock Compensation	(18)	1,826	157
Adjusted EBITDA(1)	$ (2,232)	$ (4,180)	$ (1,881)

(1) Non – GAAP Measure:

Adjusted EBITDA is defined as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets, impairment of intangible assets and goodwill, and non-cash compensation expense. Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP.

Table 5
Summary of General & Administrative expense
(In thousands)

	Three Months Ended
	February 28, 2010	February 28, 2009
	4Q10	4Q09

Compensation, excluding stock based compensation	$ 2,135	$ 2,347
Stock-based compensation	(18)	1,826
Bad Debt Expense	269	363
Legal and other professional fees	1,142	1,957
Rent and other office expenses	408	352
Other	1,245	1,918
General & Administrative expense	$ 5,181	$ 8,763

Table 6
Exhibition Revenues & Operating Statistics
(In thousands)

	Three Months Ended
	February 28,	November 30,	February 28,	November 30,	February 29,	November 30,
	2010	2009	2009	2008	2008	2007
	4Q10	3Q10	4Q09	3Q09	4Q08	3Q08

Admissions revenue	$ 8,300	$ 6,933	$ 8,668	$ 5,977	$ 14,891	$ 8,998
Non-refundable license fees for future exhibitions	--	--	--	4,590	500	6,183
Non-refundable license fees for current exhibitions	1,182	1,016	881	718	1,033	1,130
Total exhibition revenues	$ 9,482	$ 7,949	$ 9,549	$ 11,285	$ 16,424	$ 16,311

Total operating days	1,412	1,361	1,565	1,641	1,582	1,254
Total attendance (in 000's)	833	820	1,184	967	1,334	1,388
Average attendance per day	590	602	757	589	843	1,106

During the first quarter of fiscal 2010, the Company entered into an amendment to an existing multiple element agreement with promoters that modified certain of the terms and conditions of the agreement.  Although these modifications had no impact on revenue recognized in this fiscal year or prior periods, the amendments modify our analysis and computation of the fair value of the undelivered elements in such a way that we will no longer be able to support the fair value of the undelivered elements in a multiple element arrangement as required by U.S. GAAP.  As a result, during fiscal 2010 and in the future the Company will no longer recognize payment of non-refundable exhibition license revenue upon execution of an agreement or upon cash collection as a separate deliverable, but rather will defer such amounts until the time that the exhibition occurs, or the allowed time period for such an exhibition has passed and no remaining obligation to host such exhibition exists.  This first quarter change had no impact on revenue recognized in prior periods, including non-refundable exhibition license revenue that was recognized.

CONTACT:  Premier Exhibitions, Inc.
          Investor Contact:
          John Stone, Chief Financial Officer
          404.842.2600
          john.stone@prxi.com